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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  April 27, 2001


                                  STROUDS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-24904               95-4107241
-------------------------------- ------------------------ ----------------------
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
         Incorporation)                                   Identification Number)


          780 SOUTH NOGALES STREET, CITY OF INDUSTRY, CALIFORNIA 91748
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (626) 912-2866
            ---------------------------------------------------------
              (Registrants' telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On April 27, 2001, Strouds, Inc. (the "Company") completed the sale of substantially all of the assets of the Company's business to Strouds Acquisition Corporation, an entity formed on behalf of Cruttenden Partners, LLC, for approximately $40 million (the "Sale Transaction"). Following the consummation of the Sale Transaction, the Company is in the process of completing the orderly liquidation of all of the remaining assets of the Company.

         Exhibit 99.1, the monthly operating report of the Company for the month of February, 2001, is incorporated herein by reference.

         On May 7, 2001, the Company entered into an Amendment to Employment Agreement (the "Amendment") with Thomas S. Paccioretti which amends certain terms and conditions of the Employment Agreement dated as of January 5, 2001 between the Company and Mr. Paccioretti, as amended on March 6, 2001. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS: The following exhibits are filed as part of this
                  Report:

                  10.1 Amendment to Employment Agreement dated as of May 7, 2001 between Thomas S. Paccioretti and Strouds, Inc.

                  99.1 Monthly Operating Report of Strouds, Inc. for the month of February, 2001.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 22, 2001

                                       STROUDS, INC.

                                       By: /s/ THOMAS S. PACCIORETTI
                                           --------------------------------
                                           Thomas S. Paccioretti
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX

         EXHIBIT


         10.1 Amendment to Employment Agreement dated as of May 7, 2001 between Thomas S. Paccioretti and Strouds, Inc.

         99.1 Monthly Operating Report of Strouds, Inc. for the month of February, 2001.